Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Portfolio Holdings Disclosure” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, and to the incorporation by reference in the Statement of Additional Information of our report dated October 16, 2014, on the August 31, 2014 financial statements and financial highlights of Principal Funds, Inc., filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 158 to Form N-1A Registration Statement under the Securities Act of 1933 (No. 033-59474).

/s/Ernst & Young LLP

Minneapolis, Minnesota
March 4, 2015